Exhibit 2.7











                             AMENDED AND RESTATED

                         AGREEMENT AND PLAN OF MERGER

                                     Among

                                 BNCCORP, INC.
                         J.D. MEIER INSURANCE COMPANY

                                      and

                               LIPS & LAHR, INC.
                                 WILLIAM WADE
                                   DALE ELY
                                  LAIF OLSON
                                 RICHARD LAHR
                               DAVID CLAUSNITZER



                         Dated as of December 19, 1997




COR\60713.4

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                               TABLE OF CONTENTS

                                                                          Page

ARTICLE 1 - THE MERGER; THE SURVIVING CORPORATION............................1

      Section 1.1 The Merger.................................................1
      Section 1.2 The Effective Time of the Merger...........................1
      Section 1.3 The Surviving Corporation..................................2
      Section 1.4 The Closing................................................2

ARTICLE 2 - CONVERSION OF SHARES.............................................2

      Section 2.1 Conversion of Shares.......................................2
      Section 2.2 Delivery of Certificates...................................3
      Section 2.3 Distributions with Respect to Unsurrendered Certificates...3
      Section 2.4 No Further Rights in L&L Common Stock......................3
      Section 2.5 No Fractional Shares.......................................3
      Section 2.6 Further Assurances.........................................3
      Section 2.7 Stock Transfer Books.......................................4

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
      OF L&L AND THE STOCKHOLDERS............................................4

      Section 3.1 Investment Representation..................................4
      Section 3.2 Organization; Qualification................................5
      Section 3.3 Capital Stock; Subsidiaries................................6
      Section 3.4 Corporate Authorization; Enforceability....................6
      Section 3.5 No Conflict................................................7
      Section 3.6 Consent....................................................7
      Section 3.7 L&L Financial Statements; Undisclosed Liabilities..........7
      Section 3.8 Accounts Receivable........................................7
      Section 3.9 Absence of Certain Changes.................................8
      Section 3.10Material Contracts.........................................8
      Section 3.11Real Property..............................................8
      Section 3.12Real Property Leases.......................................9
      Section 3.13Personal Property..........................................9
      Section 3.14Compliance with Laws......................................10
      Section 3.15Permits...................................................10
      Section 3.16Litigation................................................10
      Section 3.17Environmental Compliance..................................11
      Section 3.18ERISA and Related Matters.................................11
      Section 3.19Taxes.....................................................13
      Section 3.20Customers.................................................15
      Section 3.21Insurance.................................................16


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      Section 3.22Safety and Health.........................................16
      Section 3.23Labor Matters.............................................16
      Section 3.24Transactions with Certain Persons.........................17
      Section 3.25Propriety of Past Payments................................17
      Section 3.26Intellectual Property.....................................17
      Section 3.27Bank Accounts; Powers of Attorney.........................18
      Section 3.28Director and Officer Indemnification......................18
      Section 3.29Brokers' and Finders' Fee.................................18
      Section 3.30Documents and Written Materials...........................18
      Section 3.31Effectiveness of Representations and Warranties...........18

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF
      BNC AND J.D. MEIER  ..................................................18

      Section 4.1 Organization..............................................18
      Section 4.2 Capital Stock:        ....................................18
      Section 4.3 Authority; Enforceability.................................19
      Section 4.4 No Conflicts..............................................19
      Section 4.5 Consent...................................................19
      Section 4.6 Brokers' and Finders' Fee.................................20
      Section 4.7 Effectiveness of Representations and Warranties...........20

ARTICLE 5 - PRE-CLOSING COVENANTS...........................................20

      Section 5.1 Legal Requirements........................................20
      Section 5.2 Access to Properties and Records..........................20
      Section 5.3 Conduct of Business By Both Parties Prior to
                     the Closing Date ......................................20
      Section 5.4 Conduct of Business By L&L Prior to the Closing Date......21
      Section 5.5 Public Statements.........................................23
      Section 5.6 No Solicitation...........................................23
      Section 5.7 Update Information........................................23
      Section 5.8 Consultation and Reporting................................23

ARTICLE 6 - CLOSING CONDITIONS..............................................24

      Section 6.1 Conditions Applicable to all Parties......................24
      Section 6.2 Conditions to Obligations of BNC and  J.D. Meier .........24
      Section 6.3 Conditions to Obligations of L&L and the Stockholders.....25

ARTICLE 7 - TERMINATION AND AMENDMENT.......................................26

      Section 7.1 Termination...............................................26
      Section 7.2 Effect of Termination.....................................26
      Section 7.3 Extension; Waiver.........................................26



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COR\60713.4

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ARTICLE 8 - INDEMNIFICATION; REMEDIES.......................................26

      Section 8.1 Indemnification by Stockholders...........................26
      Section 8.2 Indemnification by BNC....................................27
      Section 8.3 Notice and Defense of Third Party Claims..................27
      Section 8.4 Survival of Representations and Warranties................28

ARTICLE 9 - DEFINED TERMS...................................................28

      Section 9.1 Definitions...............................................28

ARTICLE 10 - MISCELLANEOUS..................................................32

      Section 10.1Confidentiality...........................................32
      Section 10.2Remedies..................................................32
      Section 10.3Notices...................................................33
      Section 10.4Interpretation; Schedules.................................33
      Section 10.5Headings; Gender..........................................33
      Section 10.6Entire Agreement; No Third Party Beneficiaries............34
      Section 10.7Governing Law.............................................34
      Section 10.8Assignment................................................34
      Section 10.9Severability..............................................34
      Section 10.10Counterparts.............................................34
      Section 10.11Amendment................................................34


                               LIST OF EXHIBITS

A  -  Merger Consideration
B  -  Form of Articles of Merger
C  -  Form of Employment Agreement
D  -  Disclosure Schedule of L&L  and the Stockholders


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COR\60713.4

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               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

      This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of December 19, 1997 (this "Agreement"), is by and among BNCCORP, Inc., a Delaware corporation ("BNC"), and its wholly-owned subsidiary, J.D. Meier Insurance Company, a North Dakota corporation ("J.D. Meier"), on the one hand, and Lips & Lahr, Inc., a North Dakota corporation ("L&L"), and William Wade, Dale Ely, Laif Olson, Richard Lahr and David Clausnitzer (collectively, the "Stockholders"), on the other.

                             W I T N E S S E T H:

     WHEREAS, on October 29, 1997, the parties hereto executed that certain Agreement and Plan of Merger pursuant to which L&L was to be merged with and into J.D. Meier;

      WHEREAS, the parties hereto desire to amend the Agreement and Plan of Merger and, as amended, to restate it in its entirety;

      WHEREAS, it is the parties' mutual intent that the Merger constitute a reorganization under Section 368 of the Code and that this Agreement constitute a plan of reorganization thereunder;

      WHEREAS, it is the parties mutual intent that the goodwill of L&L be and will be acquired by J.D. Meier and BNC pursuant to and upon consummation of the Merger; and

      WHEREAS,   the  parties   hereto  desire  to  set  forth  herein   certain
representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE 1
                     THE MERGER; THE SURVIVING CORPORATION

      Section 1.1 The Merger. Upon the terms and subject to the conditions hereof and in accordance with Section 10-19.1-96 of the NBCA, at the Closing, L&L shall be merged with and into J.D. Meier pursuant to the Articles of Merger. As a result, the separate existence of L&L shall thereupon cease and J.D. Meier shall be the surviving corporation (the "Surviving Corporation") of the Merger with the effects set forth in Section 10-19.1-102 of the NBCA.

      Section 1.2 The Effective Time of the Merger. The Merger shall become effective when the properly executed Articles of Merger are filed with the Secretary of State of North Dakota, which filing shall be made as soon as practicable after the satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligation to consummate the Merger contained in Article 6. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger is consummated.


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      Section 1.3 The Surviving Corporation.

            (a) Following the Merger, J.D. Meier shall be the Surviving Corporation and shall be a wholly-owned subsidiary of BNC.

            (b) The Articles of Incorporation and By-laws of the J.D. Meier in effect at the Effective Time shall be the Articles of Incorporation and By-laws of the Surviving Corporation.

            (c) The directors of J.D. Meier at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-laws of the Surviving Corporation or as otherwise provided by Applicable Law.

            (d) The officers of J.D. Meier at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-laws of the Surviving Corporation or as otherwise provided by Applicable Law.

      Section 1.4 The Closing. Unless this Agreement shall have been terminated pursuant to the provisions hereof, and subject to satisfaction or waiver of the conditions specified in Article 6 hereof, the Closing shall take place immediately prior to the filing of the Articles of Merger at the offices of BNC in Bismarck, North Dakota (or such other place as the parties may agree), commencing at 10:00 a.m., local time, on the Closing Date.


                                   ARTICLE 2
                             CONVERSION OF SHARES

     Section 2.1 Conversion of Shares. (a) At the Effective Time, by virtue of the Merger and without any further action on the part of BNC, J.D. Meier, L&L or the Surviving Corporation, or any holder of the following securities:

            (i) each issued share of L&L Common Stock that is held in treasury by L&L or held by any subsidiary of L&L shall be cancelled and no stock of BNC or other consideration shall be delivered in exchange therefrom;

            (ii) each share of L&L Common Stock, issued and outstanding at the Effective Time shall be converted into (A) the right to receive the number of shares of BNC Common Stock calculated in accordance with the procedures set forth on Exhibit "A" attached hereto (the "Primary Shares") and (B) the right to receive an additional number of shares of BNC Common Stock to be determined in accordance with the procedures set forth on Exhibit "A-1" attached hereto (the "Additional Shares," and together with the Primary Shares, the "Merger Consideration").



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COR\60713.4

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      (b) Upon  conversion  of the  shares of L&L  Common  Stock into the Merger
Consideration in the manner described in Section 2.1(a)(ii) above, each record holder of issued and outstanding L&L Common Stock immediately prior to the Effective Time shall have the right to receive, in accordance with Section 2.2 hereof, certificates representing such whole number of shares of BNC Common Stock calculated in accordance with Section 2.1(a)(ii).

      Section 2.2 Delivery of Certificates. Following the Effective Time, the holders of L&L Common Stock shall deliver to BNC all certificates formerly representing shares of L&L Common Stock. Provided such certificates have been delivered to BNC, upon the preparation and delivery (the "Primary Share Delivery Date"), to BNC of the balance sheet and related statements of operations, stockholders' equity and cash flow and the related notes thereto of L&L as of and for the fiscal year ended December 31, 1997 BNC shall deliver to or as directed by each such former stockholder a certificate representing the number of Primary Shares of BNC Common Stock specified in Section 2.1(a)(ii)(A) and a check for any amount due to such Stockholder pursuant to Section 2.5. Until so delivered, each certificate which, before the Effective Time, represented shares of L&L Common Stock shall be deemed for all purposes to represent the consideration into which the shares of L&L Common Stock theretofore represented thereby shall have been converted. On the first anniversary of the Primary Share Delivery Date, BNC shall deliver to or as directed by each such former shareholder a certificate representing the number of Additional Shares of BNC Common Stock specified in Section 2.1(a)(ii)(B) and a check for any amount due to such Stockholder pursuant to Section 2.5.

      Section 2.3 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to BNC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate formerly representing L&L Common Stock with respect to the shares of BNC Common Stock the holder thereof is entitled to receive upon surrender thereof, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.5 until the holder of such certificate shall surrender such certificate.

      Section 2.4 No Further Rights in L&L Common Stock. All shares of BNC Common Stock issued or cash paid upon conversion of the shares of L&L Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining thereto.

      Section 2.5 No Fractional Shares. No certificates or scrip representing fractional shares of BNC Common Stock shall be issued pursuant to Section 2.2, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of BNC. Each holder of a fractional share interest shall be paid an amount calculated in accordance with the procedures specified on Exhibits "A" and "A-1" attached hereto. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, BNC shall forward payments to such holders of fractional share interests subject to and in accordance with the terms of this Section 2.



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      Section 2.6 Further  Assurances.  (a) At the Effective Time, the Surviving
Corporation shall assume those certain Employment Agreements dated January 22, 1996 between L&L and each of Gary E. Lahr and Bradley Charnholm (the "Lahr and Charnholm Agreements"), and BNC shall issue to each of such employees a guarantee of the Surviving Corporation's obligations under each such Employment Agreement.

      (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of L&L acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of L&L or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

      Section 2.7 Stock Transfer Books. At the Effective Time, the stock transfer books of L&L shall be closed and there shall be no further registration of transfers of shares of L&L Common Stock thereafter on the records of L&L. From and after the Effective Time, the holders of certificates representing shares of L&L Common Stock shall cease to have any rights with respect to any such shares, except as otherwise provided herein or by law.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES
                          OF L&L AND THE STOCKHOLDERS

      The Stockholders  severally  represent to BNC and J.D. Meier as to Section
3.1 and L&L and the Stockholders, jointly and severally, represent and warrant to BNC and J.D. Meier as to Sections 3.2 through 3.30 that, except as set forth in the Disclosure Schedule:

      Section 3.1 Investment Representation.

            (a) Stockholder is acquiring BNC Common Stock for investment for his own account and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering BNC Common Stock acquired by Stockholder or (ii) pursuant to an applicable exemption under the Securities Act. In receiving BNC Common Stock, Stockholder is not offering or selling, and will not offer and sell, for BNC in connection with any distribution of such BNC Common Stock, and Stockholder does not have any contract, undertaking, agreement or arrangement with any person for the distribution of BNC Common Stock and will not participate in any undertaking or in any underwriting of such an undertaking except in compliance with Applicable Law.



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COR\60713.4

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            (b) Stockholder  represents  that he is an "accredited  investor" as that term is defined in Regulation D under the Securities Act and that he is able to fend for himself and can bear the economic risk of his investment in the BNC Common Stock.

            (c) Stockholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in BNC Common Stock.

            (d) Stockholder has also been afforded access to information about BNC and BNC's financial position, results of operation, business, property and management sufficient to enable him to evaluate an investment in BNC Common Stock, and has had the opportunity to ask questions of and has received satisfactory answers from BNC concerning the foregoing matters.

            (e) Stockholder understands that the BNC Common Stock acquired pursuant hereto has not been registered under the Securities Act on the basis that the sale provided for in this Agreement and the issuance of BNC's Common Stock hereunder is exempt from registration under the Securities Act, and that BNC's reliance on such exemption is based, in part, upon Stockholder's representations set forth herein.

            (f) Stockholder understands that the shares of BNC Common Stock will not be registered under the Securities Act, that such shares will be "restricted securities" as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, and that Stockholder cannot transfer such shares unless they are subsequently registered under the Securities Act and under any applicable state securities law or are transferred in a transfer that, in the opinion of counsel satisfactory to BNC, is exempt from such registration. Stockholder further understands that BNC will, as a condition to the transfer of any such shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to BNC, to the effect that the proposed transfer does not result in a violation of the Securities Act or any applicable state securities law, unless such transfer is covered by an effective registration statement. Stockholder understands that such shares of BNC Common Stock may not be sold publicly in reliance on the exemption from registration under the Securities Act afforded by Rule 144 unless and until the minimum holding period (currently one year) and other requirements of Rule 144 have been satisfied.

            (g)  Stockholder   understands  and  agrees  that  all  certificates
evidencing the shares of BNC Common Stock issued hereunder will bear restrictive legends in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state law, and may not be transferred without registration under the Act and any such state law or an opinion of counsel satisfactory to the corporation that registration is not required.


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COR\60713.4

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      Section  3.2  Organization;  Qualification.  L&L  is  a  corporation  duly organized, validly existing and in good standing under the laws of North Dakota and has the requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve L&L are pending. Section 3.2 of the Disclosure Schedule sets forth the jurisdictions in which L&L is qualified to do business as a foreign corporation. Copies of the articles of incorporation and by-laws of L&L, with all amendments to the date hereof, have been furnished to BNC or its representatives, and such copies are accurate and complete as of the date hereof. L&L has made available to BNC accurate and complete copies of the minutes of all meetings of its board of directors, any committees of the board and stockholders (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect all actions taken by its board of directors, committees and stockholders. L&L is not in violation of any provision of its articles of incorporation or by-laws.

      Section 3.3 Capital Stock; Subsidiaries. (a) The authorized capital stock of L&L consists of 10,000 shares of capital stock, of which 1,776.18 shares of L&L Common Stock are issued and outstanding and 3,223.82 shares of L&L Common Stock are held in its treasury, and no shares of preferred stock, $.10 par value per share, have been issued. All issued and outstanding shares of L&L Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. All outstanding L&L Common Stock are held of record and beneficially by the Persons set forth in Section 3.3 of the Disclosure Schedule in the amounts set forth opposite their respective names.

            (b) There are no outstanding stock options or other rights to acquire any shares of the capital stock of L&L or any security convertible into L&L Common Stock and L&L has no obligation or other commitment to issue, sell or deliver any of the foregoing or any other shares of its capital stock. All shares of L&L Common Stock have been issued in compliance with all legal requirements and without violation of any pre-emptive or similar rights.

            (c) L&L owns, directly or indirectly, no interest in any Person.

      Section 3.4 Corporate Authorization; Enforceability.

            (a) The execution, delivery and performance of this Agreement has been duly authorized by the board of directors of L&L and all of the holders of L&L Common Stock entitled to vote or consent to the transactions contemplated by this Agreement. To the extent applicable, the execution and delivery of this Agreement and its obligations hereunder has been duly authorized by all necessary corporate action of L&L and no further vote or consent of stockholders or directors of L&L and no further corporate acts or other corporate proceedings are required of L&L for the due and valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger.

            (b) This Agreement constitutes the legal, valid and binding obligation of L&L enforceable against L&L in accordance with its terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting


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creditors'  rights  generally  and  equitable  principles  which  may  limit the availability of certain equitable remedies in certain instances.

            (c) The Employment Agreements, when executed by the respective Stockholders in accordance with the terms hereof, will be the legal, valid and binding obligation of the Stockholders enforceable against each of them in accordance with their terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

      Section 3.5 No Conflict. Neither the execution and the delivery of this Agreement or the Employment Agreements by L&L or the Stockholders, as the case may be, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the terms hereof or thereof, do or will (a) conflict with or result in any breach of the provisions of the articles of incorporation or by-laws of L&L, (b) result in the violation or breach of, or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or any material license, contract, agreement or other instrument or obligation to which any of L&L or the Stockholders is a party or by which any of them or their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of L&L or the Stockholders or any of their respective properties or assets.

      Section 3.6 Consent. Section 3.6 of the Disclosure Schedule sets forth a true and complete list of each consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person that is required to be obtained or made by L&L or the Stockholders in connection with the execution, delivery or performance by L&L or the Stockholders of this Agreement or the consummation by L&L or the Stockholders of the transactions contemplated hereby.

      Section 3.7 L&L Financial Statements; Undisclosed Liabilities.

            (a) The L&L Annual Financial Statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of L&L at such dates and the results of operations and cash flows for the periods then ended.

            (b) The L&L Interim Financial Statements have been prepared in accordance with generally accepted accounting standards on a basis consistent with the prior periods and reflect all adjustments, consisting only of normal recurring adjustments, that are necessary for a fair statement of the results for the interim period presented therein. Except as disclosed in Section 3.7 of the Disclosure Schedule, neither L&L nor any of its assets are subject to any liability, commitment, debt or obligation which would be required to be disclosed in financial statements prepared in accordance with generally accepted accounting principles, except (i) as and to the extent reflected on the L&L
Interim Financial Statements, or (ii) as may have been incurred or may have arisen since the date of


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COR\60713.4
the L&L Interim Financial Statements in the ordinary course of business and that are permitted by this Agreement.

      Section 3.8 Accounts Receivable. All of the accounts receivable reflected on the L&L Interim Financial Statements or created thereafter have arisen only from bona fide transactions in the ordinary course of business, represent valid obligations owing to L&L and have been accrued in accordance with generally accepted accounting principles. Section 3.8 of the Disclosure Schedule sets forth a summary listing of all accounts receivable of L&L as of the date specified therein and reflects receivables aged less than 90 days from the date of invoice as a group and sets forth all receivables aged more than 90 days individually by customer, invoice and amount.

      Section 3.9 Absence of Certain Changes.

            (a) Since June 30, 1997, L&L has operated in the ordinary course of business consistent with past practice and there has been no event or condition of any character that has had, or can reasonably be expected to have, a Material Adverse Effect.

            (b)  Since  June 30,  1997,  L&L has  not,  except  as set  forth on
Schedule 3.9 of the Disclosure Schedule, taken any actions of a type referred to in Sections 5.3 and 5.4 that would have required the consent of BNC if such action were to have been taken during the period between the date hereof and the Closing Date.

      Section 3.10Material Contracts. (a) Section 3.10 of the Disclosure Schedule contains a list and brief description (including the names of the parties and the date and nature of the agreement) of each Material Contract to which L&L is a party. BNC has been provided a complete and accurate copy of each Material Contract listed on Section 3.10 of the Disclosure Schedule. Except as set forth in Section 3.10 of the Disclosure Schedule, each Material Contract to which L&L is a party is a legal, valid, binding and enforceable obligation of L&L, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles.

            (b) L&L is not in material breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default) under any Material Contract, and no party to any Material Contract has given L&L written notice of or made a claim in writing with respect to any breach or default under any such Material Contract.

      Section 3.11Real Property.

            (a) Section 3.11 of the Disclosure Schedule sets forth a true and complete list of all real property owned by L&L (collectively, the "Owned Properties"). Except as set forth in Section 3.11 of the Disclosure Schedule, L&L has good and marketable title in fee simple to all Owned Properties. Except as disclosed in Section 3.11 of the Disclosure Schedule, none of the Owned Properties is subject to any Liens, except for (i) Liens that collateralize indebtedness that is reflected in the L&L Interim Financial Statements, (ii) Permitted Liens for amounts not yet due or


                                    -8-
COR\60713.4
which are being contested in good faith and (iii) easements, rights of way, encroachments or other restrictions or matters affecting title which do not prevent the Owned Properties from being used for the purpose for which they are currently being used or otherwise materially impair L&L's current operations.

            (b) Except as set forth in Section 3.11 of the Disclosure Schedule, all improvements on the Owned Properties and the operations therein conducted conform in all material respects to all applicable health, fire, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not materially interfere with the present use, operation or maintenance thereof or access thereto by L&L.

            (c) Except as set forth on Section 3.11 of the Disclosure Schedule, the buildings, driveways and all other structures and improvements upon the Owned Properties are all within the boundary lines of such Owned Property or the benefit of valid easements, and there are no encroachments thereof which would materially affect the use thereof. There are no outstanding requirements by any insurance company which has issued a title policy covering any such property which is a condition to continued coverage under such policy at the current insurance premium.

            (d) Except as set forth on Section 3.11 of the Disclosure Schedule, each Owned Property has unrestricted access to and from public roads and streets and each Owned Property is designated with one or more separate and exclusive tax lots.

      Section 3.12Real Property Leases.

            (a) Section 3.12 of the Disclosure Schedule sets forth a list of all Leases with respect to all real properties in which L&L has a leasehold, subleasehold, or other occupancy interest (the "Leased Properties"). Complete and accurate copies of all Leases and all amendments thereto have been provided to BNC. Except as set forth in Section 3.12 of the Disclosure Schedule, all of the Leases for the Leased Properties are valid and effective in accordance with their respective terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

            (b) L&L is not in material breach of or default (and no event has occurred, which, with due notice or lapse of time or both, may constitute such a breach or default) under any Lease, and no party to any Lease has given L&L written notice with respect to any breach or default.

            (c) Except as set forth in Section 3.12 of the Disclosure Schedule, no Leased Property is subject to any sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of Leased Property or any portion thereof through L&L.

      Section 3.13Personal Property.

            (a) Except as set forth in Section 3.13 of the Disclosure Schedule and Section 3.12(b), L&L has good title to all Personal Property, free and clear of all Liens other than (i) Liens


                                    -9-
COR\60713.4
for taxes and assessments not yet due or otherwise being contested in good faith and (ii) Permitted Liens for amounts not yet due or which are being contested in good faith.

            (b) Except as set forth in Section 3.13 of the Disclosure Schedule, L&L holds valid leaseholds in all of the Personal Property leased by it, which leases are enforceable in accordance with their respective terms, except that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

            (c) Except as set forth in Section 3.13 of the Disclosure Schedule, L&L is not in material breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default) under any lease of any item of Personal Property leased by it.

            (d) Except as set forth in Section 3.13 of the Disclosure Schedule, the Personal Property now owned, leased or used by L&L is sufficient and adequate to carry on its business as presently conducted.

      Section 3.14Compliance with Laws. (a) Except as set forth in Section 3.14 of the Disclosure Schedule, the business of L&L is being conducted, in all material respects, with all Applicable Laws, including insurance laws, and L&L has not received notice of any violation by it of any Applicable Law, nor is it in default with respect to any order, writ, judgment, award, injunction or other decree of any Governmental Entity applicable to it or any of its respective assets, properties or operations.

            (b) L&L has made available for inspection by BNC complete copies of all material registrations, filings and submissions made since January 1, 1995 by L&L with any Governmental Entity and any reports of examinations issued since January 1, 1995 by any such Governmental Entity that relate to L&L. L&L has filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any Governmental Entity, except where the failure to file, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and all such reports, statements, documents, registrations, filings or submissions were in all material respects true, complete and accurate when filed.

      Section 3.15Permits. (a) Except as set forth in Section 3.15 of the Disclosure Schedule, L&L has all necessary permits, insurance and other licenses and governmental authorizations which are material and which are required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business.

      Section 3.16Litigation.

            (a) Except as set forth in Section 3.16 of the Disclosure Schedule, there are no Proceedings pending or, to the knowledge of the Stockholders, threatened, against L&L or any of its officers, directors, employees, agents or Affiliates which are not covered by insurance and, to the


                                    -10-
COR\60713.4
knowledge of the Stockholders, there have been no events and there are no facts or circumstances that could result in any Proceedings.

            (b) Except as set forth in Section 3.16 of the Disclosure Schedule, neither L&L nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity.

      Section 3.17Environmental Compliance.

            (a) Except as set forth in Section 3.17 of the Disclosure Schedule, L&L possesses all necessary licenses, permits and other approvals and authorizations that are required under, and at all times in the past has been, in compliance with, all Environmental Laws, including all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recover, removal, discharge or disposal of hazardous substances or wastes, and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes. For purposes of this Agreement, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances," "hazardous wastes," or "hazardous constituents" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder; (iii) the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701-2761, and any amendments thereto and regulations thereunder; and (iv) any other applicable federal, state, local or foreign environmental law or regulation.

            (b) Except as set forth in Section 3.17 of the Disclosure Schedule, L&L has not been subject to any administrative or judicial proceeding pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws. To the knowledge of the Stockholders, no facts or circumstances exist that would be likely to result in a claim, citation or allegation against L&L for a violation of, or alleging liability under any Environmental Laws.

            (c) There are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other regulated waste, located on or under the Owned Properties or Leased Properties.

            (d) Except in the ordinary course of business, and in all cases in material compliance with all Environmental Laws, L&L has not engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum product) on its behalf.

      Section 3.18ERISA and Related Matters.

            (a) Section 3.18 of the Disclosure Schedule lists each Employee Plan that L&L maintains, administers, contributes to, or has any contingent liability with respect thereto. BNC has


                                    -11-
COR\60713.4
been provided a true and complete copy of each Employee Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof together with: (i) all annual reports, if any, that have been prepared in connection with each such Employee Plan within the last three years; (ii) all material communications relating to any such Employee Plan received from or sent to the Internal Revenue Service or the Department of Labor within the last three years (including a written description of any oral communications); and (iii) the most recent Internal Revenue Services determination letter with respect to each Employee Plan and the most recent application for a determination letter.

            (b) Section 3.18 of the Disclosure Schedule identifies each Benefit Arrangement that L&L maintains or administers. Except as set forth in Section
3.18 of the Disclosure Schedule, L&L has made all contributions to and has no contingent liability with respect to any of its Benefit Arrangements. BNC has been furnished copies or descriptions of each Benefit Arrangement. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

            (c) Benefits under any Employee Plan or Benefit Arrangement are as represented in the documents provided to BNC and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. L&L has not communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

            (d) Each  Employee  Plan  that is  intended  to be  qualified  under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and, no event has occurred since such adoption that would materially adversely affect such qualification, and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Each Employee Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

            (e) Full payment has been made of all amounts which L&L is or has been required to have paid as contributions to any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

            (f) Neither L&L nor any of its stockholders, directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject L&L to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code.

            (g) L&L has no liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA. No medical


                                    -12-
COR\60713.4
benefits have been provided under any Benefit Arrangement to any person who is not an employee or former employee of L&L or a dependent thereof.

            (h) There is no litigation, administrative or arbitration proceeding or other dispute pending or, to the knowledge of the Stockholders, threatened, that involves any Employee Plan or Benefit Arrangement which could reasonably be expected to result in a liability to L&L, any employees or directors of L&L, or any fiduciary (as defined in ERISA Section 3(21)) of such Employee Plan or Benefit Arrangement.

            (i) No employee or former employee of L&L will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of compensation, an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby.

            (j) L&L is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (i.e., a golden parachute).

            (k) Neither L&L nor the Stockholders maintains or has ever maintained an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is or was (i) a plan subject to Title IV of ERISA or (ii) a "multiemployer plan" (as defined in Section 3(37) of ERISA). Neither L&L nor the Stockholders know of any facts or circumstances that might give rise to any liability to the Pension Benefit Guaranty Corporation under Title IV of ERISA.

      Section 3.19Taxes.

            (a) All Returns required to be filed by or on behalf of L&L have been duly filed and such Returns (including all attached statements and schedules) are true, complete and correct. All Taxes due have been paid in full on a timely basis, and no other Taxes are payable by L&L with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date.

            (b) L&L has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

            (c) There are no Liens on any of the assets of L&L with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

            (d) L&L has furnished or made available to BNC true and complete copies of: (i) all federal and state income and franchise tax returns of L&L for all periods beginning on or after January 1, 1994, and (ii) all tax audit reports, work papers statements of deficiencies, closing or other


                                    -13-
COR\60713.4
agreements received by L&L or on their behalf relating to Taxes for all periods beginning on or after January 1, 1994.

            (e) Except as disclosed in Section 3.19 of the Disclosure Schedule:

                  (i)  The  Returns  of  L&L  have  never  been   audited  by  a
governmental or taxing authority, nor is any such audit in process, pending or, to the knowledge of the Stockholders, threatened (formally or informally).

                  (ii) No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or, to the knowledge of the Stockholder, are to be asserted with respect to Taxes of L&L, and no notice (either formal or informal) has been received by L&L that it has not filed a Return or paid Taxes required to be filed or paid by it.

                  (iii) L&L is not a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or, to the knowledge of the Stockholders, threatened (either formally or informally), against it or any of its assets.

                  (iv) Except as reflected in the Returns, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of L&L.

                  (v) There are no requests for rulings, subpoenas or requests for information pending with respect to L&L.

                  (vi) No power of attorney has been granted by L&L with respect to any matter relating to Taxes.

                  (vii) The amount of liability for unpaid Taxes of L&L for all periods ending on or before the Closing Date will not, to the knowledge of the Stockholders, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes), as such accruals are reflected on the consolidated balance sheet of L&LL&L as of the Closing Date.

            (f) Except as disclosed in Section 3.19 of the Disclosure Schedule:

                  (i) L&L has not issued or assumed any indebtedness that is subject to section 279(b) of the Code.

                  (ii) L&L has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.



                                    -14-
COR\60713.4

                  (iii) No election has been made under Section 338 of the Code with respect to L&L and no action has been taken that would result in any income tax liability to L&L as a result of deemed election within the meaning of
Section 338 of the Code.

                  (iv) No consent  under  Section  341(f) of the Code has been filed with respect to L&L.

                  (v) L&L has not agreed, nor is it required to make, any adjustment under Code Section 481(a) by reason of change in accounting method or otherwise.

                  (vi) L&L has not disposed of any property that has been accounted for under the installment method.

                  (vii) L&L has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions.

            (g) J.D. Meier will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by L&L immediately prior to the Merger. For purposes of this representation, amounts paid by L&L to its stockholders, assets of L&L used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by L&L immediately preceding the Merger, will be included as assets of L&L held immediately prior to the Merger.

            (h) The liabilities of L&L assumed by the J.D. Meier and the liabilities to which the transferred assets of L&L are subject were incurred by L&L in the ordinary course of its business.

            (i) L&L is not an investment company. For purposes of this representation, the term "investment company" means a regulated investment company, a real estate investment trust, or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making the 50% and the 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation will be disregarded and the parent corporation will be deemed to own its ratable share of the subsidiary's assets.

            (j) L&L is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      Section 3.20Customers. Section 3.20 of the Disclosure Schedule sets forth a complete and correct list of: (a) all customers whose purchases exceeded 5% of the aggregate net sales of L&L for the fiscal year ended December 31, 1996; and
(b) all customers who have delivered a notice of cancellation or default with respect to any agreement, contract or other arrangement with L&L since January 1, 1996 involving an amount in excess of $20,000 or with whom L&L has delivered a formal notice of a default with respect to, any agreement, contract or other arrangement since January 1,


                                    -15-
COR\60713.4

1996, involving an amount in excess of $20,000, in each case with or without cause, prior to the stated expiration thereof.

      Section 3.21Insurance.

            (a) Section 3.21 of the Disclosure Schedule sets forth a true and complete list of all policies of insurance, increased value, protection and indemnity, title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, workers' compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, assets, employees or operations of L&L (collectively the "Policies"). L&L has made available to BNC a true, complete and accurate copy of all Policies.

            (b) All Policies are in full force and effect. L&L shall maintain the coverage under all Policies in full force and effect through the Closing Date.

            (c) Except as set forth in Section 3.21 of the Disclosure Schedule, there is no claim by L&L or any other Person pending under any of the Policies as to which coverage has been denied or disputed by the underwriters or issuers of such Policies. L&L has not received any notice of default and L&L is not in default under any provision of the Policies.

            (d) Except as set forth in Section 3.21 of the Disclosure Schedule, L&L has not since January 1, 1997 received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be materially increased, that there will be a non-renewal, cancellation or increase in a deductible (or a material increase in premiums in order to maintain an existing deductible) of any of the Policies in effect as of the date hereof, or that material alteration of any equipment or any improvements to any of the Owned Properties or the Leased Properties, purchase of additional material equipment, or material modification of any of the methods of doing business of L&L will be required after the date hereof.

      Section 3.22Safety and Health. The property and assets of L&L have been and are being operated in compliance in all respects with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act, and the regulations promulgated pursuant thereto, except for any violations or deficiency which would not result in a Material Adverse Effect. Except as set forth in Section 3.22 of the Disclosure Schedule, L&L has not received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such law and, to the knowledge of the Stockholders, no such investigation or inquiry is planned or threatened.

      Section 3.23Labor Matters.

            (a) Set forth in Section 3.23 of the Disclosure Schedule is a list of all: (i) outstanding employment, consulting or management agreements or contracts with officers, directors or employees of L&L that are not terminable on no more than 30 days notice, or that provide for the


                                    -16-
COR\60713.4
payment of any bonus or commission; and (ii) agreements, policies or practices that require L&L to pay termination or severance pay to salaried, non-exempt or hourly employees in excess of 30 days' salary and benefits to any employee upon termination of such employee's employment (other than as required by law). L&L has made available to BNC complete and correct copies of all such employment and labor agreements. Except as set forth in Section 3.23 of the Disclosure Schedule, L&L has not breached or otherwise failed to comply in any material respect with any provisions of any employment and labor agreement, and there are no grievances outstanding thereunder.

            (b) Except as set forth in Section 3.23 of the Disclosure  Schedule:
(i) L&L is in compliance in all material respects with all Applicable Laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint against L&L pending before any Governmental Entity; (iii) there is no representation claim or petition pending before any Governmental Entity; (iv) there are no charges with respect to or relating to L&L pending before any Governmental Entity responsible for the prevention of unlawful employment practices; and (v) L&L has not had formal notice from any Governmental Entity responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of L&L and, to the knowledge of the Stockholders, no such investigation is in progress.

      Section  3.24Transactions  with  Certain  Persons.  Except as set forth in
Section 3.24 of the Disclosure Schedule, no director, officer or employee of L&L, L&L or any of their respective Affiliates is presently a party to any transaction with L&L, including any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such Person or from any of its Affiliates.

      Section  3.25Propriety  of Past  Payments.  Except as set forth in Section
3.25 of the Disclosure Schedule, to the knowledge of the Stockholders, (a) no funds or assets of L&L have been used for illegal purposes; (b) no unrecorded funds or assets of L&L have been established for any purpose; (c) no accumulation or use of L&L's corporate funds or assets has been made without being properly account for on the books and records of L&L; (d) all payments by or behalf of L&L have been duly and properly recorded and accounted for in its respective books and records; (e) no fraudulent entry has been made in the books and records of L&L for any reason; (f) no payment has been made by or on behalf of L&L with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and (g) L&L has not made, directly or indirectly, any illegal contributions to any political party or candidate.

      Section 3.26Intellectual Property. L&L either owns or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to L&L. L&L is in compliance with all such licenses and agreements and there are no pending or, to the knowledge of the Stockholders, threatened, Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of L&L to use, copy, modify or distribute the same.



                                    -17-
COR\60713.4

      Section 3.27Bank Accounts; Powers of Attorney. Section 3.27 of the Disclosure Schedule sets forth with respect to each bank account or cash account maintained by L&L at any bank, brokerage or other financial firm, the name of the institution at which such account is maintained, the number of the account, and the names of the individuals having authority to withdraw funds from such account.

      Section 3.28Director and Officer Indemnification. The directors, officers and employees of L&L are not entitled to indemnification by L&L, except to the extent that indemnification rights are provided for generally by Applicable Law or such corporation's charter or by-laws and there are no pending claims for indemnification by any such director, officer or employee.

      Section 3.29Brokers' and Finders' Fee. No agent, broker, person or firm acting on behalf of L&L or the Stockholders is or will be entitled to any commission or brokers' or finders' fees payable by L&L in connection with any of the transactions contemplated herein.

      Section 3.30Documents and Written Materials. Originals or true and complete copies of all documents or other written materials underlying items listed in the Disclosure Schedule have been furnished or made available to BNC in the form in which each of such documents is in effect.

      Section 3.31Effectiveness of Representations and Warranties. All of the representations and warranties of L&L and the Stockholders in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by L&L and the Stockholders on and as of the Closing Date.


                                   ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES OF
                             BNC AND J.D. MEIER

      BNC and the J.D. Meier jointly and severally represent and warrant to and agree with L&L and the Stockholders as follows:

      Section 4.1 Organization. Each of BNC and the J.D. Meier is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own its properties and carry on its business as it is now being conducted. No actions or proceedings to dissolve either BNC or the J.D. Meier are pending. Each of BNC and the J.D. Meier is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the conduct of its business requires such a qualification or licensing. Neither BNC nor J.D. Meier is in violation of any provision of its certificate or articles of incorporation or by-laws.

      Section 4.2 Capital Stock: (a) The authorized capital stock of BNC consists of 10,000,000 shares of BNC Common Stock, of which 2,338,720 shares are issued and outstanding and 25,380 are held in its treasury, and 2,000,000 shares of preferred stock, $.01 par value per share,


                                    -18-
COR\60713.4
none of which is issued and outstanding. All issued and outstanding shares of BNC Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

            (b) Except for the options granted under BNC's incentive compensation programs, an option granted to Dain Bosworth Incorporated in July 1995 and as specified in this Agreement, there are no outstanding stock options or other rights to acquire any shares of the capital stock of BNC or any security convertible into common stock and BNC does not have any obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. All shares of BNC Common Stock have been issued in compliance with all legal requirements and without violation of any pre-emptive or similar rights.

            (c) The shares of BNC Common Stock to be issued hereby, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

      Section 4.3 Authority; Enforceability. Each of BNC and the J.D. Meier has the requisite corporate power and authority to execute and deliver this Agreement and the Employment Agreements, as the case may be, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Employment Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of BNC and J.D. Meier , as appropriate, and no other corporate proceedings on the part of either BNC or J.D. Meier are necessary to authorize this Agreement or the Employment Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Employment Agreements, when executed and delivered in accordance with the terms hereof will be, duly executed and delivered by each of BNC and the J.D. Meier , as the case may be, and constitute valid and binding obligations of each of BNC and the J.D. Meier , as the case may be, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

      Section 4.4 No Conflicts. Neither the execution and the delivery of this Agreement or the Employment Agreements by BNC or J.D. Meier, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the terms hereof or thereof, do or will (a) conflict with or result in any breach of the provisions of the certificate or articles of incorporation or by-laws of BNC or J.D. Meier, (b) result in the violation or breach of, or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which either BNC or J.D. Meier is a party or by which any of them or their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either BNC or the J.D. Meier or any of their respective properties or assets.

      Section 4.5 Consent. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person is required to be obtained or made by BNC or J.D. Meier in connection with the execution, delivery or performance by BNC or J.D.


                                    -19-
COR\60713.4

Meier of this Agreement or the Employment Agreements or the consummation by any of them of the transactions contemplated hereby or thereby.

      Section 4.6 Brokers' and Finders' Fee. No Person acting on behalf of BNC or J.D. Meier is or will be entitled to any commission or brokers' or finders' fees payable by BNC or J.D. Meier in connection with any of the transactions contemplated herein.

      Section 4.7 Effectiveness of Representations and Warranties. All of the representations and warranties of BNC and J.D. Meier in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by BNC and J.D. Meier on and as of the Closing Date.


                                   ARTICLE 5
                             PRE-CLOSING COVENANTS

      Section 5.1 Legal Requirements.

            (a) Subject to the conditions set forth in Section 6 and to the other terms and provisions of this Agreement, each of the parties to this Agreement agrees to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements applicable to it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them. Each of L&L, the Stockholders, BNC and J.D. Meier will take all reasonable actions necessary to obtain, and will cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private party, required to be obtained or made by it or the taking or any action contemplated by this Agreement in order to effect the Merger in accordance with this Agreement at the earliest practicable date.

      Section 5.2 Access to Properties and Records. Until the Closing Date, L&L shall allow BNC and its authorized representatives full access, during normal business hours and on reasonable notice, to all of L&L's properties, offices, equipment, inventory and other assets, documents, files, books and records, in order to allow BNC a full opportunity to make such investigation and inspection as its desires of L&L's business and assets. L&L shall further use its best efforts to cause its employees, counsel and independent public accountants to be available upon reasonable notice to answer questions of BNC's representatives concerning the business and affairs of L&L, and shall further use its best efforts to cause them to make available all relevant books and records in connection with such inspection and examination, including, without limitation, work papers for all audits and reviews of financial statements of L&L.

      Section 5.3 Conduct of Business By Both Parties Prior to the Closing Date. During the period from the date of this Agreement to the Effective Time, L&L and BNC shall each use its reasonable best efforts to preserve the goodwill of suppliers, customers and others having business relations with it and its subsidiaries and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without limiting the generality of


                                    -20-
COR\60713.4
the foregoing, during the period from the date of this Agreement to the Effective Time neither BNC (and BNC shall cause its subsidiaries not to) nor L&L shall (and L&L shall without the prior written consent of the other:

            (a) declare, set aside, increase or pay any dividend including any stock dividend, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock.

            (b) amend its articles of incorporation or by-laws, or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

            (c) commit or omit to do any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue in any material respect, as if each such representation and warranty were continuously made from and after the date hereof;

             (d)  violate  any  applicable  law,  statute,  rule,   governmental
regulation or order that would have a Material Adverse Effect on such party;

            (e) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

            (f) fail to pay, or to make adequate provision in all material respects for the payment of, all Taxes, interest payments and penalties due and payable (for all periods up to the Effective Time, including that portion of its fiscal year to and including the Effective Time) to any city, parish, state, the United States, foreign or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established, or make any elections with respect to Taxes; or

            (g) authorize any of, or agree or commit to do any of, the foregoing actions.

      Section 5.4 Conduct of Business By L&L Prior to the Closing Date. During the period from the date of this Agreement to the Effective Time, in addition to its covenants set forth in Section 5.3, L&L shall use its best efforts to preserve the possession and control of all of its assets other than those permitted to be disposed of pursuant to the terms of this Agreement, shall conduct its business only in the ordinary course consistent with past practice, and, except as otherwise provided herein, shall not without the prior written consent of BNC:

            (a) make any material change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

            (b) issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities; issue any security convertible into or exchangeable for its capital stock; alter any material term of any of its outstanding


                                    -21-
COR\60713.4
securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of exchange or readjustment of shares, stock dividend or otherwise;

            (c) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof;

            (d)  make  any  sale,  assignment,  transfer,  abandonment  or other conveyance of any of its material assets or any part thereof, except transactions pursuant to existing contracts set forth in the Disclosure Schedule and dispositions of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

            (e) subject any of its assets or properties to a Lien other than a Permitted Lien;

            (f) acquire any assets or properties, or enter into any other transactions, other than in the ordinary course of business;

            (g) make or commit to make any capital  expenditure not disclosed in
Section 5.4 of the Disclosure Schedule;

            (h) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates;

            (i) guarantee any indebtedness for borrowed money or any other obligation of any other Person;

            (j) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

            (k)  take  any   other   action   that   would   cause  any  of  the
representations and warranties made by L&L in this Agreement not to remain true and correct in all material respects;

            (l) make any loan, advance or capital contribution to or investment in any Person;

            (m) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in generally accepted accounting principles or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

            (n) enter into or modify any employment, severance or similar agreement or arrangement with any director or employee, or grant any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive officer or other employee other than


                                    -22-
COR\60713.4
increases in wages, salaries, bonuses, compensation or benefits to field or operating employees made in the ordinary course of business;

            (o)    enter into any new line of business;

            (p) make any tax election that is inconsistent with any corresponding election made on a prior return or settle or compromise any income tax liability for an amount in excess of the liability therefor that is reflected on the L&L Financial Statements; or

            (q) authorize any of, or agree or commit to do any of, the foregoing actions.

      Section 5.5 Public Statements. Prior to the Closing Date, none of the parties to this Agreement shall, and each party shall use its best efforts so that none of its advisors, officers, directors or employees shall, except with the prior written consent of the other parties, publicize, announce or describe to any third person, except their respective advisors and employees, the execution or terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by law or as required pursuant to this Agreement to obtain the consent of such third person; provided, in any case, that BNC may make such disclosures and announcements as it is advised by counsel are necessary under applicable securities laws.

      Section 5.6 No Solicitation. The Stockholders and L&L will not prior to the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 7.1, (nor will they permit any of their Affiliates or any of L&L's officers, directors or agents to) directly or indirectly solicit or participate or engage in or initiate any negotiations or discussions, or enter into or authorize any agreement or agreements in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any significant part of L&L's business and properties or any L&L Common Stock or other capital stock or securities, whether by merger, exchange, consolidation, purchase of assets, purchase of stock or otherwise. The Stockholders and L&L will notify BNC promptly upon receipt of any inquiry, offer or other communication from any third party regarding any such activities.

      Section 5.7 Update Information. Each party hereto will promptly disclose to the other any information contained in its representations and warranties and on the related section of the Disclosure Schedule that because of an event occurring after the date hereof is incomplete or no longer correct; provided, however, that none of such disclosures will be deemed or modified, amend, or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment, or supplement in writing.

      Section 5.8 Consultation and Reporting. During the period from the date of this Agreement to the Closing Date, L&L will, subject to any applicable legal or contractual restrictions, confer on a regular and frequent basis with BNC to report material operational matters and to report on the general status of ongoing operations. L&L will notify BNC of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings, or hearings (or communications indicating that the same may be contemplated) and will keep the other fully informed of such events


                                    -23-
COR\60713.4
and permit its representatives prompt access to all materials prepared by or on behalf of such party or served on them, in connection therewith.


                                   ARTICLE 6
                              CLOSING CONDITIONS

      Section 6.1 Conditions Applicable to all Parties. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Closing Date:

            (a) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall be in effect by any court of competent jurisdiction or other Governmental Entity which prohibits or restricts the consummation of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding by a Governmental Entity before any court or other Governmental Entity shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the transactions contemplated by this Agreement; and

            (b) All consents and approvals of any Governmental Entity necessary for consummation of the transactions contemplated hereby shall have been obtained.

      Section 6.2 Conditions to Obligations of BNC and J.D. Meier . The obligations of BNC and J.D. Meier to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by BNC and J.D. Meier :

            (a) The representations and warranties of L&L and the Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and L&L and the Stockholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

            (b) All consents and approvals of third parties necessary for consummation of the transactions contemplated by this Agreement shall have been obtained.

            (c) Each of the Stockholders shall have executed and delivered to BNC an Employment Agreement in the form attached hereto as Exhibit "C."

            (d) BNC shall have received a certificate, dated the Closing Date, of the president of L&L and each of the Stockholders certifying as to the matters specified in Section 6.2(a).

            (e) L&L will have delivered to BNC, each dated as of a date not earlier than five days prior to the Closing Date, (i) copies of the articles of incorporation certified by the appropriate government official of L&L, (ii) certificates from the appropriate governmental official to the effect


                                    -24-
COR\60713.4
that L&L is in good standing in L&L's jurisdiction of incorporation and listing all organizational documents on file, (iii) a certificate from the appropriate governmental official in each jurisdiction in which L&L is qualified to do business to the effect that it is in good standing in such jurisdiction and (iv) certificates as to the tax status of L&L in its jurisdiction of organization and each jurisdiction in which it is qualified to do business.

            (f) BNC shall have received a certificate of a duly authorized officer of L&L, dated the Closing Date, certifying as to the incumbency of any person executing this Agreement or any certificate or other document delivered in connection with this Agreement and certifying as to such other matters as BNC shall reasonably request.

            (g) BNC shall have received a letter from Arthur Andersen LLP, its independent public accountants, stating that the Merger qualifies as a pooling of interests under generally accepted accounting principles.

            (h) Any and all changes made to the Disclosure Schedule shall be satisfactory in all respects to BNC.

      Section 6.3 Conditions to Obligations of L&L and the Stockholders. The obligations of L&L and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by L&L and the Stockholders:

            (a) The representations and warranties of BNC and J.D. Meier set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and BNC and J.D. Meier shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

            (b) BNC shall have the Merger Consideration available for delivery pursuant to Section 2.

            (c)  BNC  shall  have   executed  and   delivered  to  each  of  the
Stockholders an Employment Agreement.

            (d) L&L shall have received a certificate, dated the Closing Date, of the president of BNC and J.D. Meier certifying as to the matters specified in
Section 6.3(a).

            (e) All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement will have been received.

            (f) The Lahr and Charnholm Agreements shall have been amended to incorporate the following changes:



                                    -25-
COR\60713.4

                   (i) employment term: from the effective date of the Merger until termination on December 31, 2000.

                  (ii) salary: $100,000 per calendar year commencing January 1, 1998; no commissions.

                  (iii) health insurance: Employee and his spouse shall be entitled to coverages equal to the benefits provided by BNC to its management level employees as of January 1, 1998, and until the employee and his spouse, respectively, are eligible for benefits under the Federal Medicare System; provided that the employee remains employed by BNC or one of its subsidiaries. After employee is no longer employed by BNC or one of its subsidiaries, the employee will reimburse BNC for the costs of insurance coverage for himself and his spouse.

            (g) BNC shall have executed guarantee agreements with respect to the Lahr and Charnholm Agreements.


                                   ARTICLE 7
                           TERMINATION AND AMENDMENT

     Section 7.1 Termination. This Agreement may be terminated and may be abandoned at any time prior to the Closing Date:

                  (a)    by mutual consent of BNC, L&L and the Stockholders ;

                  (b) by BNC,  L&L or the  Stockholders,  as the case may be, if
(a) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of L&L or the Stockholders or on the part of BNC or J.D. Meier, as the case may be, which breach shall not have been cured prior to the earlier of (i) 10 days following notice of such breach and (ii) the Closing Date; or (b) any permanent injunction or other order of a court or other competent Governmental Entity preventing the transactions contemplated by this Agreement shall have become final and nonappealable; or

                  (c) by BNC or L&L if the transactions contemplated by this Agreement shall not have been consummated on or before January 31, 1998; provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has resulted in the failure of the transactions contemplated by this agreement to occur on or before such date.

      Section 7.2 Effect of Termination. In the event of a termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation under any provisions hereof on the part of BNC, L&L or the Stockholders, except (a) pursuant to the covenants and agreements contained in Section 10.1 and this Section 7.2 and (b) to the extent that such termination results from the willful material breach by a party hereto of any of


                                    -26-
COR\60713.4
its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching party shall have a right to recover its damages caused thereby.

      Section 7.3 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, in their respective sole discretion and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.


                                   ARTICLE 8
                           INDEMNIFICATION; REMEDIES

     Section 8.1 Indemnification by Stockholders. Except as otherwise expressly provided in ------------------------------- this Article 8, from and after the Closing Date the Stockholders shall defend, indemnify and hold harmless BNC and each of BNC's officers, directors, employees, Affiliates, successors and assigns (BNC and such persons, collectively, "BNC's Indemnified Persons"), and shall reimburse BNC's Indemnified Persons, for, from and against each and every demand, claim, action, loss, liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by BNC's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of L&L or the Stockholders in this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto in any respect whether or not BNC's Indemnified Persons relied thereon or had knowledge thereof or (b) any breach or nonperformance of any covenant, agreement or other obligation of L&L or the Stockholders under this Agreement or any certificate, document or other instrument delivered pursuant hereto..

      Section 8.2 Indemnification by BNC. Except as otherwise expressly provided in this Article 8, from and after the Closing Date BNC shall defend, indemnify and hold harmless the Stockholders and each of their respective Affiliates, successors and assigns (such persons, collectively, "L&L's Indemnified Persons"), and shall reimburse L&L's Indemnified Persons, for, from and against all Loses imposed on or incurred by L&L's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of BNC or the J.D. Meier in this Agreement or any certificate, document or other instrument delivered pursuant hereto in any respect whether or not L&L's Indemnified Persons relied thereon or had knowledge thereof or (b) any breach or nonperformance of any covenant, agreement or other obligation of BNC or J.D. Meier under this Agreement or any certificate, document or other instrument delivered pursuant hereto.

      Section 8.3 Notice and Defense of Third Party Claims. If any third party demand, claim, action or proceeding shall be brought or asserted under this
Article 8 against an indemnified party


                                    -27-
COR\60713.4
or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article 8 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice thereof to the Indemnifying Person who shall have the right to assume its defense, including the hiring of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations under this Article 8 only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, does not assume the defense thereof, the Indemnified Personal shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 8 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

      Section 8.4 Survival of Representations and Warranties.

            (a)  The  obligation  of  the   Stockholders   to  indemnify   BNC's
Indemnified Persons pursuant to Section 8.1 shall survive the consummation of the transactions contemplated by this Agreement.

            (b) The obligation of BNC to indemnify L&L's Indemnified Persons pursuant to Section 8.2 shall survive the consummation of the transactions contemplated by this Agreement.

            (c) The provisions of this Article 8 shall apply to any claim of Loss resulting or arising from any untruth or inaccuracy of any representation or warranty of any party to this Agreement which gives rise to an indemnity to one party from another party or parties, with the intent that all such claims shall be subject to the procedures, limitations and other provisions contained in this Article 8. The indemnification provided by Sections 8.1 and Section 8.2 shall be the sole and exclusive remedy available to the parties hereto for any breach or inaccuracy of any of the representations or warranties by a party set forth in this Agreement. Notwithstanding the foregoing, the provisions of this
Article 8 shall not be deemed to preclude an action by any party for,


                                    -28-
COR\60713.4
or a recovery pursuant to a final decision of a court of competent jurisdiction against any party for, actual, and not negligent or unintentional, fraud.


                                   ARTICLE 9
                                 DEFINED TERMS

      Section 9.1 Definitions. In addition to the other defined terms used herein, as used in this Agreement, the following terms when capitalized have the meanings indicated.

     "Affiliate" has the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

      "Agreement" means this Agreement and Plan of Merger, including the Exhibits hereto and the Disclosure Schedule, all as amended or otherwise modified from time to time.

      "Applicable Law" means any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

      "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans, that (a) is maintained, administered or contributed to by the employer and (b) covers any employee or former employee of the employer.

      "Additional Shares" has the meaning ascribed to it in Section 2.1.

     "Articles of Merger" means the Articles of Merger in the form attached hereto as Exhibit "B."

     "Closing" means the consummation of the Merger and the other transactions contemplated by this Agreement.

      "Closing Date" means the date on which the Closing occurs.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Disclosure Schedule" means the disclosure schedules and other documents attached hereto as Exhibit "D" prepared by L&L and the Stockholders in accordance with the applicable provisions of this Agreement.

      "Effective Time" has the meaning ascribed to it in Section 1.2.


                                    -29-
COR\60713.4

      "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA, that (a) is subject to any provision of ERISA, (b) is maintained, administered or contributed to by the employer and (c)covers any employee or former employee of the employer.

      "Employment Agreement" means an agreement in the form attached as Exhibit "C" hereto to be entered into between BNC and each of the Stockholders.

      "Environmental Laws" means all federal, state, local and foreign laws, common law duties, ordinances, codes and regulations relating to pollution or the protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Governmental Entity" means any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

      "Indemnified Person" has the meaning ascribed to it in Section 8.3.

      "Indemnifying Person" has the meaning ascribed to it in Section 8.3.

      "knowledge" whenever the term "knowledge" or "to the knowledge," or words of similar import are used herein, the same shall mean and include any fact or circumstance to which the affected Person either (a) had actual knowledge of, or
(b) should have had knowledge of, based upon reasonable inquiry made.

     "Lahr and Charnholm Agreements" has the meaning ascribed to it in Section 2.6.

      "L&L Annual Financial Statements" means the balance sheets and related statements of operations, stockholders' equity and cash flows, and the related notes thereto of L&L as of and for the fiscal years ended December 31, 1996 and 1995.

      "L&L Common Stock" means the common stock of L&L.

      "L&L Financial Statements" means the L&L Annual Financial Statements and the L&L Interim Financial Statements, collectively.

      "L&L Indemnified Persons" has the meaning ascribed to it in Section 8.2.

      "L&L Interim Financial Statements" means the unaudited balance sheet and the related unaudited statements of income and cash flows of L&L as of and for the nine-month period ended September 30, 1997.



                                    -30-
COR\60713.4

      "Leases" means any executory lease to which L&L is subject having future rental payments of more than $20,000 in the aggregate.

      "Leased Properties" has the meaning ascribed to it in Section 3.11.

      "Liens" means pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

      "Material Adverse Effect" means any fact, circumstance, event or condition which has or would have a material adverse effect on the business, operations, assets, financial condition of or prospects of L&L.

      "Material Contract," with respect to any Person, means any executory contract, agreement or other understanding, whether or not reduced to writing, to which such Person or its respective property is subject, including, without limitation, (a) contracts, agreements and commitments not made in the ordinary course of business involving an amount in excess of $20,000; (b) purchase contracts and supply contracts involving an amount in excess of $20,000 on an annual basis; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) any hedge, swap, exchange, futures or similar agreements or contracts; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights involving an amount in excess of $20,000; (f) any joint venture, partnership or similar contract involving sharing revenues, expenses or profits; (g) any non-disclosure agreement, non-competition agreement, tax indemnity, tax sharing or tax allocation agreement; (h) documents granting any power of attorney to any Person; (i) suretyship contracts, working capital maintenance or other forms of guaranty agreements other than bonds and letters of credit executed or obtained in connection with the submission of bids to contracting parties; (j) contracts or commitments limiting or restraining such Person from engaging or competing in any lines of business or with any Person; or (k) stockholder agreements or agreements relating to the sale issuance or other transfer of any securities.

     "Merger" means, the merger of L&L with and into J.D. Meier pursuant to this Agreement and the Articles of Merger.

      "Merger Consideration" has the meaning ascribed to it in Section 2.1.

      "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

      "NBCA" means the North Dakota Business Corporation Act, as amended from time to time.

      "Owned Properties" has the meaning ascribed to it in Section 3.10.



                                    -31-
COR\60713.4

      "Permitted   Liens"  means  any   mechanic's,   worker's,   materialmen's,
operator's, maritime or other liens arising as a matter of law in the ordinary course of business.

      "Personal Property" means all machinery, equipment, furniture, fixtures and other corporeal or incorporeal (tangible and intangible) personal property used by L&L to carry on its business as presently conducted.

      "Person" means an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

      "Policies" has the meaning ascribed to it in Section 3.21.

      "Pre-Closing Periods" means all Tax periods ending at or before the Closing Date and, with respect to any Tax period that includes but does not end at the Closing Date, the portion of such period that ends at and includes the Closing Date.

     "Primary  Share  Delivery  Date" has the meaning  ascribed to it in Section
2.2.

      "Primary Shares" has the meaning ascribed to it in Section 2.1.

      "Proceedings" means any suit, action, proceeding, dispute or claim before or investigation by any Governmental Entity.

      "Returns"  means  all  returns,  reports,   estimates,   declarations  and
statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by the taxpayer relating to its income, properties or operations.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Surviving Corporation" has the meaning ascribed to it in Section 1.1.

      "Taxes" means any federal, state, local, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

      "BNC Common Stock" means the common stock, $.01 par value per share, of BNC.

      "BNC's Indemnified Persons" has the meaning ascribed to it in Section 8.1.




                                    -32-
COR\60713.4

                                  ARTICLE 10
                                 MISCELLANEOUS

      Section 10.1Confidentiality.

            (a) Until the Closing Date and subsequent to the termination of this Agreement pursuant to Section 7.1, BNC will not utilize (except in evaluating the transactions contemplated by this Agreement) and will keep confidential and will not disclose to any third party any information obtained by it from L&L or its representatives in connection with this Agreement except (a) that information may be disclosed by BNC to its advisors in connection with the negotiation of and the activities conducted pursuant to this Agreement, or (b) to the extent that such information is or becomes generally available to the public through no act or omission of BNC in violation of this Agreement.

            (b) Until the Closing Date and subsequent to the termination of this Agreement pursuant to Section 7.1, L&L and the Stockholders will not utilize (except in evaluating the transactions contemplated by this Agreement) and will keep confidential and will not disclose to any third party any information obtained by it from BNC or its representatives in connection with this Agreement except (a) that information may be disclosed by BNC to its advisors in connection with the negotiation of and the activities conducted pursuant to this Agreement, or (b) to the extent that such information is or becomes generally available to the public through no act or omission of L&L or the Stockholders in violation of this Agreement.

      Section 10.2Remedies. Any party having any rights under any provisions of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such party may have been granted at any time under any other effective agreement or contract and all of the other rights which such party may have under any Applicable Law. Any party having any rights or remedies under this Agreement will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

      Section 10.3Notices. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) personal delivery to the designated Person, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

      If to BNC or J.D. Meier , to:

      322 East Main
      Bismarck, North Dakota 58501
      Attention:  Tracy J. Scott
                  Gregory K. Cleveland
      Facsimile transmission No.:   701-222-3653


                                    -33-
COR\60713.4
      if to L&L or the Stockholders, to:

      500 North Ninth Street
      Bismarck, North Dakota  58501
      Attention:  Gary E. Lahr
      Facsimile transmission No.:  701-223-8522

      Section 10.4Interpretation; Schedules. (a) When a reference is made in this Agreement to a section or exhibit, such reference shall be to a section of, or an exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            (b) The information set forth in the Disclosure Schedule to this Agreement is qualified in its entirety by reference to the specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, separate representations or warranties of the party to which the Disclosure Schedule relates except as and to the extent provided in this Agreement. Inclusion of information in the Disclosure Schedule shall not be construed as an admission that such information is material for purposes of the specific provisions of this Agreement to which such information relates. Information included in the Disclosure Schedule that is not required to be so included under the specific provisions of this Agreement shall be deemed to be included for informational purposes only.

      Section 10.5Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

      Section 10.6Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      Section 10.7Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Dakota without regard to any applicable principles of conflicts of law.

      Section 10.8Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.


                                    -34-
COR\60713.4

      Section 10.9Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

      Section 10.1Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

      Section 10.1Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

                                    BNCCORP., INC.



                                    By:/s/ Gregory K. Cleveland
                                       Gregory K. Cleveland
                                       President

                                    J.D. MEIER INSURANCE COMPANY



                                    By:/s/ James Bierdeman
                                       James Bierdeman
                                       President

                                    LIPS & LAHR, INC.


                                    By:/s/ Gary E. Lahr
                                       Gary E. Lahr
                                       President




                                    -35-
COR\60713.4

                                    STOCKHOLDERS:



                                         /s/ William Wade
                                         William Wade



                                         /s/ Dale Ely
                                         Dale Ely



                                         /s/ Laif Olson
                                         Laif Olson



                                         /s/ Richard Lahr
                                         Richard Lahr



                                         /s/ David Clausnitzer
                                         David Clausnitzer


                                    -36-
COR\60713.4

                                                                     EXHIBIT A
                             MERGER CONSIDERATION
                                PRIMARY SHARES

      The  information  set forth  below is  intended  only to  demonstrate  the calculation of the number of Primary Shares to be distributed to the Stockholders on the Primary Share Delivery Date. The numbers included herein will be adjusted to reflect the financial statements of L& L as of and for the year ended December 31, 1997, when such financial statements delivered to BNC. The price per share of BNC Common Stock and the commission multiple, $15 and 1.75, respectively, contained herein, will not, however, be adjusted. Capitalized terms are used herein as defined in the Agreement to which this exhibit is attached.


Purchase Price
   1995 Gross commission income            $  1,621,352
   1996 Gross commission income               1,606,177
   1997 Gross commission income (Ann)         1,582,155
                                           ------------
      TOTAL                                $  4,809,684
                                           ============
      AVERAGE OF THREE YEARS               $  1,603,228
                                           ============
Average @ 1.75                                           $    2,805,649
Less
   Liabilities assumed
      Gary Volk contract                         251,211
      Daniel Halvorson contract                  275,786
      Evan Lips contract                         127,776
      Gary Lahr contract                         578,576
      Brad Charnholm contract                    578,576
      Bank note payable                          102,616
      Accounts payable                             3,237
      Accrued expenses                            76,158
      Insurance company payables                 347,044
      Other liabilities                                0
                                            ------------
         Total liabilities                     2,340,980
   Assets acquired
      Cash                                     (126,841)
      Accounts receivable                      (142,907)
      Notes Receivable                          (44,025)
      Less Bad Debt Reserve & W/O's              77,863
      Land                                           (0)
      L/H improvements, net of accum. deprec.        (0)
      F&Fixtures, net of accum deprec.         (105,223)
      Other assets                                   (0)
      Great West Profit Sharing Receivable      (72,566)
      Cash Surrender Value of Life Insurance    (51,368)
      Prepaid Federal Income Tax                (15,680)
      Prepaid State Income Tax                   (5,760)
                                           -------------
         Total assets                          (486,506)


Excess of liabilities over assets                           (1,854,474)
                                                         --------------
Purchase price                                           $     951,175
                                                         =============
BNC shares issued @ $15/share                                   63,412
                                                         =============

                                                               Fractional
Lips & Lahr Shareholders               L&L Shares  BNC Shares       Cash
-------------------------------------  ----------  ----------  -----------
William Wade/Susan Becker               396.62       14,158       $26.84
Dale Ely                                344.89       12,312       $14.53
Laif Olson                              344.89       12,312       $14.53
Rich Lahr                               344.89       12,312       $14.53
David Clausnitzer                       344.89       12,312       $14.53
                                       ----------  ----------  -----------
                                        1776.18      63,406       $84.96


                                    -37-
COR\60713.4

                                                                   EXHIBIT A-1


                             MERGER CONSIDERATION
                               ADDITIONAL SHARES

      The information set forth below is intended only to demonstrate the calculation of the number of Additional Shares to be distributed to the Stockholders on the first anniversary of the Primary Share Delivery Date. The numbers included herein will be adjusted to reflect the actual notes and accounts receivable balances of L & L as of December 31, 1997 and the actual amount accrued by L & L at December 31, 1997 for profit sharing payments from certain insurance companies to be received in 1998 for business transacted in 1997 (the "Contingency Payment Accrual"). The price per share of BNC Common Stock of $15 and the total reserve for notes and accounts receivable of $100,000, contained herein, will not, however, be adjusted. Capitalized terms are used herein as defined in the Agreement to which this exhibit is attached.


      On the first anniversary of the Primary Share Delivery Date, the Stockholders will be entitled to receive the number of shares of BNC Common Stock calculated in accordance with the following equation: (A + B + C + D) divided by $15 and, pursuant to Section 2.5 of the Agreement, a check for any amount representing a fractional share both allocated to the Stockholders in the same proportions as the shares delivered on the Primary Share Delivery Date.

WHEREIN:

     "A" is equal to the amount collected on the M. G. Fleck Trucking note receivable exceeding $16,353.00 (12/31/97 note balance of $46,353 less reserve of $30,000);

"B" is equal to the amount collected on the Moos Trucking LLC note receivable exceeding $0.00 (12/31/97 note balance of $22,137 less reserve of $22,137);

"C" is equal to the amount collected on all accounts receivable exceeding $167,472.00 (12/31/97 total trade accounts receivable of $215,335.00 less remaining reserve of $47,863.00 ($100,000 total agreed-upon reserve less amounts reserved for M.G. Fleck Trucking and Moos Trucking LLC notes receivable)); and

"D" is equal to the amount collected in 1998 for profit sharing payments from certain insurance companies for business transacted in 1997 less the Contingency Payment Accrual made by L & L as of December 31, 1997.



                                    -38-
COR\60713.4

                                                                     EXHIBIT B

                              ARTICLES OF MERGER

                                      of

                               Lips & Lahr, Inc.
                         (a North Dakota corporation)

                                 with and into
                      J. D. Meier Insurance Agency, Inc.
                         (a North Dakota corporation)

                 (filed pursuant to Section 10-19.1-58 of the
                    North Dakota Business Corporation Act)

     In order to effect the merger of Lips & Lahr, Inc., a North Dakota corporation ("L & L"), with and into J. D. Meier Insurance Agency, Inc., a North Dakota corporation ("J. D. Meier"), each of J. D. Meier and L & L certifies that:

     First: The Amended & Restated Agreement and Plan of Merger between L & L and J. D. Meier (the "Agreement"), providing for the merger of L & L with and into J. D. Meier (the "Merger") has been duly approved by the shareholders of L & L and J. D. Meier entitled to vote on such matters in accordance with the requirements of Section 10-19.1-98 of the North Dakota Business Corporation Act.

     Second: A copy of the Agreement is attached hereto and made a part hereof.

     Third: These Articles of Merger shall be effective on the date filed and recorded with the Secretary of State of North Dakota.

      IN WITNESS WHEREOF, these Articles of Merger have been executed on this 1st day of January, 1998 by J. D. Meier and L & L, each acting through its President and Secretary.

                                          J. D. MEIER INSURANCE AGENCY, INC.
Attest:                                   a North Dakota Corporation



By: /s/ Gregory K. Cleveland              By:/s/ James Bierdeman
        Secretary                                President




                                    -39-
COR\60713.4

                                          LIPS & LAHR, INC.
Attest:                                   a North Dakota Corporation



By: /s/ Dale Ely                         By: /s/ Gary Lahr
    Secretary                                President


                                    -40-
COR\60713.4